Exhibit 10.1

AMENDED AND RESTATED

ZANETT STOCK PLAN

ZANETT, INC. AND SUBSIDIARIES

135 E. 57th Street
15th Floor
New York, NY 10022

ZANETT INCENTIVE STOCK OPTION PLAN

Purpose

The purpose of the Zanett, Inc. Amended and Restated Incentive Stock Plan (the “Amended Plan”) is to encourage employees and directors of, and consultants to, Zanett, Inc. (the “Company”) and of any eligible present or future subsidiaries of Zanett (each, a “related sub” and together with the Company, the “Zanett Group”) and other individuals who render services to the Zanett Group, by providing opportunities to participate in the ownership of the Company and its future growth through the grant of options which may qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such option, an “ISO”); the grant of options which do not qualify as “incentive stock options” under Section 422 of the Code, (each such non-qualified option, a “NQO”); awards of stock in the Company (each, an “Award”); stock appreciation rights (“SARs”), and opportunities to make direct purchases of stock in the Company (each, a “Purchase”).

ISOs, NQOs, Awards, SARs and authorizations to make Purchases are collectively referred to as “Stock Rights”.  ISOs and NQOs are collectively referred to as “Options”.  Recipients of Stock Rights are referred to as “Grantees”.

The Board of Directors of the Company believes that the grant of Stock Rights will be a significant factor in the growth and success of the Company and will help it attract, retain and motivate qualified employees, directors, consultants and advisers.  The Board of Directors further believes that Stock Rights provide a strong incentive to employees and directors of the Company to put forth their best efforts to ensure the Company’s success and, additionally, that Stock Rights are a means of rewarding individuals without depleting the cash resources of the Company.

Summary Description

All employees (including officers and directors) of the Company (and any related sub) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive Stock Rights under the Amended Plan. The Amended Plan is not subject to the Employee Retirement Income Security Act of 1974. The Amended Plan permits the granting of Stock Rights to employees and non-employee officers, directors and agents of the Company in the form of ISOs, NQOs, Awards, SARs and Purchases.  It is administered by the Board of Directors or by a committee appointed by the Board of Directors.

The Amended Plan gives broad powers to the Board or Committee to administer and interpret the Amended Plan, including the authority to select the individuals to be granted Stock Rights, and to prescribe the particular form and conditions of each Stock Right granted.

Certain Tax Matters

Currently, the Board of Directors does not contemplate that Stock Rights granted under the Amended Plan shall be in the form of ISOs - incentive stock options - meeting the requirements of Section 422 of the Code, but rather it contemplates that Options granted hereunder will consist of non-qualified options that do not meet the requirements of Section 422.  Upon exercising a non-qualified stock option, the Grantee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock of the Company acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount.  The tax consequence to a Grantee upon a disposition of shares acquired through the exercise of an Option will depend upon how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under a NQO, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied. In general, the tax consequences to the Company and to recipients of Stock Rights other than ISOs or NQOs (such as an Award of restricted stock) will be governed by principles relating to transfer of property in consideration of services, including Section 83 of the Code.

ZANETT STOCK PLAN

1.           Purpose of Amended Plan

This Amended and Restated Plan shall be known as the “ZANETT STOCK PLAN” and is hereinafter referred to as the “Amended Plan”.

The purpose of the Zanett, Inc. Amended and Restated Incentive Stock Plan (the “Amended Plan”) is to encourage employees and directors of, and consultants to, Zanett, Inc. (the “Company”) and of any eligible present or future subsidiaries of Zanett (each, a “related sub” and together with the Company, the “Zanett Group”) and other individuals who render services to the Zanett Group to put forth their best efforts to help the Company succeed, by providing opportunities to participate in its ownership and future growth through:  the grant of options which may qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such option, an “ISO”); the grant of options which do not qualify as “incentive stock options” under Section 422 of the Code, (each such non-qualified option, a “NQO”); awards of stocks in the Company (each, an “Award”); stock appreciation rights (“SARs”), and opportunities to make direct purchases of stock in the Company (each, a “Purchase”).

ISOs, NQOs, Awards, SARs and authorization to make Purchases are collectively referred to as “Stock Rights”.  ISOs and NQOs are collectively referred to as “Options”.  Recipients of Stock Rights are referred to as “Grantees”.

Grantee

Currently, the Board of Directors does not contemplate that Stock Rights granted hereunder shall be in the form of ISOs - incentive stock options -meeting the requirements of Section 422 of the Code, but rather it contemplates that Options will be non-qualified options that do not meet the requirements of Section 422.

2.           Stock Subject to Amended Plan

Subject to the provisions of Section 14 hereof, the stock to be subject to Stock Rights under the Amended Plan shall be the authorized shares of Common Stock of the Company, $.001 par value (the “Common Shares”). Such shares may be either authorized but un-issued shares, or issued shares, which have been reacquired by the Company.  The maximum number of Common Shares on which Stock Rights may be granted under this Amended Plan shall be seven million (7,000,000), subject to adjustment as provided in Section 14 hereof.

If a Stock Right under the Amended Plan expires, terminates or is unexercised for any reason with respect to any Common Shares, such shares shall again be available for Stock Rights thereafter granted during the term of the Amended Plan.

3.           Administration of the Amended Plan

(a)           The Amended Plan shall be administered by the Board of Directors of the Company or a committee thereof (the “Committee”), subject to the provisions of Section 3(b) hereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. If no committee is appointed by the Board, the Committee shall be comprised of all of the members of the Board of Directors.

(b)           Notwithstanding, Section 3(a) hereof, all Stock Rights granted under this Amended Plan to officers, directors and others who are subject to Section 16 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (“Section 16 Regulations”), shall be made exclusively by a committee (the “Disinterested Committee”) comprised of at least two members of the Board of Directors who qualify as “disinterested” plan administrators under Section 16 Regulations, or whose administration otherwise qualifies transactions under the Amended Plan as exempt from Section 16(b) of the 1934 Act. All references hereinafter to the “Committee” shall mean the “Disinterested Committee” if the action to be taken in administration of the Amended Plan must be taken by the Disinterested Committee.

(c)           The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Amended Plan: (i) to determine the purchase price of the Common Stock covered by each Stock Right, (ii) to determine the persons to whom and the time or times at which such Stock Right shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of a Stock Right, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each Stock Right, (v) to accelerate the time at which all or any part of a Stock Right may be exercised, (vi) to amend or modify the terms of any Stock Right with the consent of the Grantee, (vii) to interpret the Amended Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Amended Plan, (ix) to determine the terms and provisions of each Stock Right agreement under the Amended Plan (which agreements need not be identical), including the designation of any options intended to be ISOs, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 15 herein to amend or terminate the Amended Plan. The Committee’s determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

(d)           The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of a Stock Right shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

4.           Eligibility

ISOs may only be granted under this Amended Plan to any employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its related subs. Full or part-time employees, non-employee members of the Board of Directors, and non-employee consultants, agents or independent contractors to the Company or one of its related subs shall be eligible to receive NQOs, SARs, Awards and authorizations to make Purchases; provided, however, that no member of the Disinterested Committee shall act upon the granting to him/herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the granting of Stock Rights to such member.   In determining the persons to whom Stock Rights shall be granted and the number of Common Shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted a Stock Right under this Amended Plan may be granted additional Stock Rights under the Amended Plan if the Committee shall so determine; provided, however, that for ISOs, to the extent the aggregate fair market value (determined at the time the ISO is granted) of the Common Shares with respect to which all ISOs are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which do not qualify as incentive stock options. Nothing in the Amended Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its related subs or affect, in any way, the right of the Company or any of its related subs to terminate his or her employment at the time.

5.           Price

The option price for all ISOs granted under the Amended Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option.  The option price for options granted under the Amended Plan that do not qualify as ISOs, and, if applicable, the purchase price for all Awards or other Stock Rights shall also be determined by the Committee and may be other than 100% of the fair market value of the Common Shares.  For purposes of the preceding sentence and for all other valuation purposes under the Amended Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee.  If on the date of grant of any Stock Right hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6.           Term

Each Stock Right and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Stock Right agreement. The Committee shall be under no duty to provide terms of like duration for Stock Rights granted under the Amended Plan, but the term of an Option may not extend more than ten (10) years from the date of grant of such option.

7.           Exercise of Stock Right

(a)           The Committee shall have full and complete authority to determine whether a Stock Right will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the Stock Right as the Committee may determine and specify in the Stock Right agreement.

(b)           The exercise of any Stock Right granted hereunder shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c)           A Stock Right holder electing to exercise his/her Stock Rights shall give written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate from time to time.  Such notice shall identify the Stock Right being exercised and specify the number of Common Shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise.  Payment for such shares shall be made to the Company either (a) in United States dollars in cash or check, or, (b) at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company’s Common Shares already owned by the holder having a fair market value as of the date of grant equal to the cash exercise price of the Stock Rights or (ii) a combination of cash and such shares, or (c) at the discretion of the Company and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Shares acquired upon exercise of the Stock Rights and an authorization to the broker or selling agent to pay that amount to the Company, or (d) at the discretion of the Company, by any combination of (a), (b) and (c) above.  Until such person has been issued the Common Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

8.           Additional Restrictions

The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the Stock Rights granted under the Amended Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the holder’s rights with respect thereto, but any such restriction shall be contained in the agreement relating to such Stock Rights.

9.           Alternative Stock Appreciation Rights

(a)           Grant. At the time of grant of a Stock Right under the Amended Plan (or at any other time), the Committee, in its discretion, may grant a “Stock Appreciation Right” evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Amended Plan.

(b)           Exercise. A SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his/her SAR as to the number of Common Shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Shares of the Company, or any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one Common Share on the date of exercise over the per share exercise price at the time of the grant of such SAR, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Common Shares shall be determined as provided in Section 5 herein.

10.           Ten Percent Shareholder Rule

Notwithstanding any other provision in the Amended Plan, if at the time an Option is granted pursuant to the Amended Plan the Grantee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any ISO to be granted to such Grantee pursuant to the Amended Plan shall satisfy the requirements of Section 422(c)(6) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares determined as described herein, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

11.           Non-Transferability

Except as otherwise provided in a Stock Right agreement, no Stock Right granted under the Amended Plan shall be transferable by a Grantee, otherwise than by will or the laws of descent or distribution, and during the lifetime of a Grantee, the Stock Right shall be exercisable only by such Grantee.

12.           Restricted Stock Awards

The Committee may grant Awards of Common Shares subject to forfeiture and transfer restrictions. Any restricted stock Award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Amended Plan:

(a)           Grant of Restricted Stock Awards. Each restricted stock Award made under he Amended Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Award, such as a period of time during which the Grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Common Shares covered by the Award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock Awards.

(b)           Delivery of Common Shares and Restrictions. At the time of a restricted stock Award, a certificate representing the number of Common Shares awarded thereunder shall be registered in the name of the Grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Grantee subject to the terms and conditions of the Amended Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The Grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, and the Committee shall generally impose certain restrictions including the following: (i) the Grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Shares shall be forfeited and all rights of the Grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the Grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

(c)           Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock Award or in the Plan shall lapse as to the restricted Common Shares subject thereto, and a stock certificate for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the Grantee or his/her beneficiary or estate, as the case may be.

13.           Performance Awards

The Committee is further authorized to grant Performance Awards. Subject to the terms of this Amended Plan and any applicable Award agreement, a Performance Award granted under the Amended Plan (i) may be denominated or payable in cash, Common Shares of the Company (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance Awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Amended Plan and any applicable Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made by the Company under any Performance Award shall be determined by the Committee.

14.           Dilution or Other Adjustments

If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Amended Plan and outstanding Stock Rights shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Amended Plan, the number of shares and the price per share subject to outstanding Stock Rights and the amount payable upon exercise of outstanding Awards, in order to prevent dilution or enlargement of Stock Rights.

15.           Amendment or Discontinuance of Plan

The Board of Directors may amend or discontinue the Amended Plan at any time. Subject to the provisions of Section 14 no amendment of the Amended Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Amended Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in Section 5 herein, (iii) extend the maximum term under Section 5, or (iv) modify the eligibility requirements for participation in the Amended Plan. The Board of Directors shall not alter or impair any Stock Right theretofore granted under the Amended Plan without the consent of the holder of such Stock Right.

16.           Time of Granting

Stock Rights may be granted under the Amended Plan at any time on or after September 1, 2001 and prior to January 1, 2011.  The  date of a grant of a Stock Right under the Amended Plan will be the date specified by the Committee at the time it grants the Stock Rights.

17.           Income Tax Withholding and Tax Bonuses

(a)           In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Grantee under the Amended Plan, are withheld or collected from such Grantee. In order to assist a Grantee in paying all federal and state taxes to be withheld or collected upon exercise of a Stock Right which does not qualify as an ISO hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the Grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such Stock Right with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such Stock Right with a fair market value, determined in accordance with Section 5, equal to such taxes.

(b)           The Committee shall have the authority, at the time of grant of a Stock Right under the Amended Plan or at any time thereafter, to approve tax bonuses (gross-up) to senior employees of the Company who are Grantees, to be paid upon their exercise of Stock Rights granted hereunder. The Committee shall determine the amount of any such payment. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

18.           Effective Date and Termination of Amended Plan

(a)           This Amended Plan was adopted by the Board of Directors by unanimous action in writing, effective as of April 22, 2003, amending and restating the Incentive Stock Plan effective September 1, 2001 and approved by the shareholders at the Annual Meeting of Shareholders which took place on June 13, 2002, subject, with respect to the validation of ISOs granted under the Amended Plan, to approval of the Amended Plan by the shareholders of the Company at the Next Meeting of Shareholders or, in lieu thereof, by written consent.  If the approval of shareholders is not obtained prior to October 30, 2003, any grants of  ISOs under the Amended Plan made prior to that date shall be rescinded.

(b)           Unless the Amended Plan shall have been discontinued as provided in Section 14 hereof, the Amended Plan shall terminate at 5:00 PM (New York Time) on January 1, 2011. No Stock Right may be granted after such termination, but termination of the Amended Plan shall not, without the consent of Grantee, alter or impair any rights or obligations under any Stock Right theretofore granted.

19.           Governing Law

The validity and construction of the Amended Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware.